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                                                                    EXHIBIT 5.1

                               February 5, 2002

TIBCO Software Inc.
3165 Porter Drive
Palo Alto, California 94304

   Re: TIBCO Software Inc.
       Registration Statement on Form S-4

Ladies and Gentlemen:

   We are furnishing this opinion to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on February 4, 2002, for the registration of shares of Common Stock, par value $0.001 per share (the "Shares") of TIBCO Software Inc., a Delaware corporation ("TIBCO"), issuable pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 4, 2002, by and among TIBCO, Panther Acquisition Corp. and Talarian Corporation.

   We are acting as counsel for TIBCO in connection with the issuance by TIBCO of the Shares. As your counsel in connection with this transaction, we have examined (a) the Registration Statement, (b) the proceedings taken by you in connection with the issuance of the Shares and (c) the proceedings proposed to be taken by you in connection with the issuance of the Shares.

   In our examination of the foregoing, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified photostatic or facsimile copies and the authenticity of the originals of such latter documents, and legal capacity of all natural persons who are signatories to such documents.

   It is our opinion that upon the completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon the completion of the proceedings to be taken in order to permit such transaction to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued in the manner described in the Merger Agreement and the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

   We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our names appearing in the Registration Statement, including the proxy statement/prospectus constituting a part thereof, and in any amendment thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, and the rules or regulations promulgated thereunder.

                                          Very truly yours,

                                          VENTURE LAW GROUP
                                          A Professional Corporation

                                          /s/  VENTURE LAW GROUP